Janet Nittmann
jnittmann@doversaddlery.com
978 952 8062 x218

Dover Saddlery Announces Strong Financial Results for Fourth Quarter and Full Year 2010

LITTLETON, MA—(MARKET WIRE)—Mar 29, 2011 — Dover Saddlery, Inc. (NasdaqCM:DOVR - News), the leading multi-channel retailer of equestrian products, today announced financial results for the fourth quarter and fiscal year ended December 31, 2010.

Fourth quarter results

Total revenues for the fourth quarter of 2010 increased 6.1% to $23.5 million compared to $22.1 million achieved in the fourth quarter of 2009. Retail store revenues rose 11.2% to $7.6 million driven by a same-store sales increase of 11.0%. Net income for the 2010 quarter increased 18.8% to $1.0 million or $0.19 per diluted share compared to a net income of $0.9 million or $0.17 per diluted share achieved in the fourth quarter of 2009.

Full Year Results

Total revenues for the fiscal year 2010 increased 2.6% to $78.2 million from $76.2 million achieved in 2009. Retail store channel revenues increased 4.8% to $26.0 million; same-store sales increased 2.9% while sales in the direct channel increased 1.6% to $52.1 million.

Net income for fiscal 2010 increased 126% to $2.0 million from $0.9 million achieved for fiscal year 2009. This improvement in net income was due to increased revenue and gross profit; cost savings in selling, general and administrative expenses; and non-recurring investment income. Resulting earnings increased to $0.38 per diluted share for the fiscal year 2010 compared to $0.17 per diluted share achieved in 2009.

“Our financial performance for the fourth quarter and full year 2010 was extremely strong and is a testament to our cost controlling strategies and to the strength of our brand,” commented Stephen L. Day, president and CEO of Dover Saddlery. “We have improved margins and generated cash, and we are now well-positioned to accelerate our retail store rollout, expand market share and enhance shareholder value.”

Adjusted EBITDA for the fiscal year 2010 increased 25.3% to $5.1 million from $4.1 million achieved in 2009.

A reconciliation of the net income calculated in accordance with GAAP and the non-GAAP Adjusted EBITDA measure is provided in the table accompanying this press release.

Today’s Teleconference and Webcast

Dover Saddlery will be hosting a conference call at 8:30 A.M. ET today to discuss the fourth quarter and full year 2010 results. Investors are invited to listen to the earnings conference call over the Internet through the company’s website at http://investor.shareholder.com/DOVR/. This webcast will be archived for a year.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including without limitation statements made about the Company’s business outlook for fiscal 2011, the prospects for overall revenue growth and profitability, and the opening of new stores. All statements other than statements of historical fact included in this press release regarding the company’s strategies, plans, objectives, expectations, and future operating results are forward-looking statements. Although Dover believes that the expectations reflected in such forward-looking statements are reasonable at this time, it can give no assurance that such expectations will prove to have been correct. These forward-looking statements involve significant risks and uncertainties, including those discussed in this release and others that can be found in “Item 1A Risk Factors” of Dover Saddlery’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009. Dover Saddlery is providing this information as of this date and does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise. No forward-looking statement can be guaranteed and actual results may differ materially from those Dover Saddlery projects.

DOVER SADDLERY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(unaudited)

	Three Months Ended		Twelve Months Ended
	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,
	2010	2009	2010	2009

Revenues, net- direct	$15,884	$15,303	$52,140	$51,345
Revenues, net – retail stores	7,611	6,844	26,050	24,859

Revenues, net — total	$23,495	$22,147	$78,190	$76,204
Cost of revenues	14,183	12,843	48,491	47,351

Gross profit	9,312	9,304	29,699	28,853
Selling, general and administrative expenses	7,208	7,332	25,483	25,702

Income from operations	2,104	1,972	4,216	3,151
Interest expense, financing and other related costs, net	266	315	1,030	1,310
Other investment (income) loss	69	43	(314)	44

Income before income tax provision	1,769	1,614	3,500	1,797
Provision for income taxes	721	732	1,455	893

Net income	$1,048	$882	$2,045	$904

Net income per share
Basic	$0.20	$0.17	$0.39	$0.17

Diluted	$0.19	$0.17	$0.38	$0.17

Number of shares used in per share calculation
Basic	5,277,000	5,200,000	5,272,000	5,190,000
Diluted	5,403,000	5,284,000	5,399,000	5,248,000

Other Operating Data:

Number of retail stores(1)	13	13	13	13
Capital expenditures	35	149	306	426
Gross profit margin	39.7%	42.0%	38.0%	37.9%

(1) Includes twelve Dover-branded stores and one Smith Brothers store.

DOVER SADDLERY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(unaudited)

	Dec. 31,	Dec. 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$745	$732
Accounts receivable	533	827
Inventory	15,869	15,301
Prepaid catalog costs	930	1,164
Prepaid expenses and other current assets	901	780
Deferred income taxes	105	—

Total current assets	19,083	18,804
Net property and equipment	3,025	3,365

Other assets:
Deferred income taxes	848	709
Intangibles and other assets, net	593	684

Total other assets	1,441	1,393

Total assets	$23,549	$23,562

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of capital lease obligation and outstanding checks	$97	$676
Accounts payable	2,073	2,305
Accrued expenses and other current liabilities	5,425	4,083
Income taxes payable	414	350
Deferred income taxes	—	22

Total current liabilities	8,009	7,436

Long-term liabilities:
Revolving line of credit	—	3,000
Subordinated notes payable, net	5,293	5,091
Capital lease obligation, net of current portion	89	132

Total long-term liabilities	5,382	8,223

Stockholders’ equity:
Common stock, par value $0.0001 per share; 15,000,000 shares authorized; issued 5,277,161 as of December 31, 2010 and 5,263,975 as of December 31, 2009, respectively	1	1
Additional paid in capital	45,391	45,181
Treasury stock, 795,865 shares at cost	(6,082)	(6,082)
Accumulated deficit	(29,152)	(31,197)

Total stockholders’ equity	10,158	7,903

Total liabilities and stockholders’ equity	$23,549	$23,562

Non-GAAP Financial Measures and Information

From time to time, in addition to financial results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company provides financial information determined by methods other than in accordance with GAAP. The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance and ongoing operations. The Company believes that these non-GAAP operating measures supplement our GAAP financial information and provide useful information to investors for evaluating the Company’s operating results and trends that may be affecting the Company’s business, as they allow investors to more readily compare our operations to prior financial results and our future performance. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

When we use the term “Adjusted EBITDA”, we are referring to net income minus interest income, investment income and other income plus interest expense, income taxes, non-cash stock-based compensation, depreciation, amortization and other investment loss. We present Adjusted EBITDA because we consider it an important measure of our performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.

The following table reconciles net income to Adjusted EBITDA (in thousands):

	Three Months Ended		Twelve Months Ended
	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,
	2010	2009	2010	2009
Net income	$1,048	$882	$2,045	$904
Depreciation	185	187	731	769
Amortization of intangible assets	2	2	6	6
Stock-based compensation	54	44	190	179
Interest expense, financing and	266	315	1,030	1,310
other related costs, net
Other investment (income) loss	69	43	(314)	44
Provision for income taxes	721	732	1,455	893

Adjusted EBITDA	$2,345	$2,205	$5,143	$4,105